SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2014

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01 Regulation FD Disclosure
Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is our news release announcing three actions taken by our Board at their regular meeting on December 3, 2014.
1.    The payment of a special dividend of $2.65 per common share and the payment of an increased regular dividend of $0.31 per common share. Both dividends will be paid on January 9, 2015 to shareholders who own our stock as of December 30, 2014.
2.    The addition of an additional $100 million to be used for share repurchase or debt retirement, bringing total funds currently authorized for this purpose to $198 million.
3.    The setting of dates for our 2015 Annual Meeting of Shareholders, which will be held on May 27, 2015. The record date for the meeting is March 31, 2015.

Item 8.01 Other Events
On December 3, 2014, our Board of Directors approved the payment of a special dividend and the payment of an increased regular dividend. Both dividends will be paid on January 9, 2015 to shareholders who own our stock as of December 30, 2014. Our dividend policy now anticipates a total annual dividend of $1.24 per common share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.
Also on December 3, 2014 our Board of Directors authorized an additional $100 million to be used for share repurchase or debt retirement. This brings the outstanding authorization to $198 million, which we will deploy depending on market conditions as well as the company’s view of its future capital needs. The share purchase authorization announced today is effective immediately. Any share repurchase activity will be subject to limitations that may be imposed on such purchases by the rules of the New York Stock Exchange and applicable securities laws and regulations, including Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended.
Our Board also set May 27, 2015 as the date of the 2015 Annual Meeting of Shareholders to be held at our headquarters in Birmingham, Alabama. The record date for the meeting is March 31, 2015.

Item 9.01 Financial Statements and Exhibits
99.1 News release issued on September 3, 2014, disclosing three Board actions:
1.    The declaration of a special dividend of $2.65 per common shares and an increased regular cash dividend of $0.31 per common share payable on January 9, 2015 to shareholders of record as of December 30, 2014.
2.    The addition of an additional $100 million to be used for share repurchase or debt retirement, bringing total funds currently authorized for this purpose to $198 million.
3.    The setting of dates for our 2015 Annual Meeting of Shareholders, which will be held on May 27, 2015. The record date for the meeting is March 31, 2015.

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2014
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil Senior Vice-President